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                                                                    EXHIBIT 5.1


                                                                  April 1, 1998

Francois Vincke
Licencie en droit

                                        Securities and Exchange Commission
                                        450 Fifth Street, N.W.

                                        USA - Washington DC 20549



Ladies and Gentlemen,

PetroFina Registration Statement on Form F-4

As General Counsel of PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium (the "Company"), I am fully aware of the Registration Statement (the "Registration Statement") on Form F-4 filed with the Securities and Exchange Commission on or about April 2, 1998 under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the registration of (i) warrants ("PetroFina Warrants") to purchase American Depositary Shares representing ordinary voting shares of the Company and (ii) ordinary voting shares of the Company, without nominal value ("PetroFina Shares"), issuable upon exercise of the PetroFina Warrants. The PetroFina Warrants are to be issued in connection with a merger transaction pursuant to which Fina, Inc. will become an indirect, wholly-owned subsidiary of the Company. For the purposes of this opinion, I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary.

Based solely on the foregoing and upon our examination of such questions of law and statutes as I have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

1. The PetroFina Warrants have been duly authorized and validly issued.

2. When the PetroFina Shares shall have been issued upon exercise of the PetroFina Warrants in accordance with the Warrant Agreement to be executed between the Company and Citibank, N.A. as Warrant Agent a form of which is attached as an exhibit to the Registration Statement, and the Registration Statement shall have become effective, the PetroFina Shares will be legally issued, fully paid and non-assessable.
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This opinion shall be limited to the laws of the Kingdom of Belgium.

I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed or furnished to any governmental agency or other person or entity, without my express prior written consent.

Sincerely yours,

                                                  /s/FRANCOIS VINCKE

                                                  Francois Vincke